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Exhibit 10.30

1.36 Schedule 5.10(ii)-Class Sam
Preferred Stock StockholdersAgreement

CLASS SAM PREFERRED STOCKHOLDERS' AGREEMENT

This Agreement (the "Agreement") has been made and entered into as of this 12th day of July, 1994, by and among UAL Corporation, a Delaware corporation (the "Company"), Joseph V. Vittoria (the "Designated Nominee") and Paul G. George (the "Designated Stockholder").

WHEREAS, pursuant to the terms of and schedules to the Agreement and Plan of Recapitalization, dated as of March 25, 1994, by and among the Company, the Air Line Pilots Association, International ("ALPA") and the International Association of Machinists and Aerospace Workers ("IAM") (as amended, the "Recapitalization Agreement"), including the terms of the restated certificate of incorporation of the Company to be effective as of the Effective Time (as defined in the Recapitalization Agreement) (the "Restated Certificate") and the restated By-Laws of the Company to be effective as of the Effective Time (the "Restated By-Laws") (the Recapitalization Agreement, the Restated Certificate and the Restated By-Laws, collectively, the "Governance Documents"), the board of directors of the Company (the "Board") shall, until the Termination Date (as defined in the Restated Certificate), consist of twelve (12) directors (subject to adjustment in certain circumstances), one (1) of whom shall be the designated representative (the "Salaried/Management Director") of the salaried and management employees of United Airlines, Inc. ("United"), nominated and elected and/or appointed as provided in the Governance Documents and in this Agreement;

WHEREAS, the Governance Documents contemplate that at the Effective Time, the Company shall issue to the Designated Nominee and the Designated Stockholder, and each of them shall be the registered holder of, two shares and one share, respectively, of the Class SAM Junior Preferred Stock, par value $.O1 per share, of the Company (the "Class SAM Preferred Stock"), each such share of Class SAM Preferred Stock having the relative rights, privileges and powers as set forth in the Restated Certificate (the holders of the Class SAM Preferred Stock from time to time are referred to individually herein as a "Class SAM Preferred Stockholder" and are collectively referred to herein as the "Class SAM Preferred Stockholders");

WHEREAS, the Governance Documents contemplate that Class SAM Preferred Stock may be held only by the Salaried/Management Employee Director and by a designated additional shareholder, each of whom shall be a Class SAM Preferred Stockholder;

WHEREAS, pursuant to the Class SAM Preferred Stock Subscription Agreement dated July 12, 1994, by and among the Company, the Designated Nominee and the Designated Stockholder, the Company is selling to the Designated Nominee and the Designated Stockholder, and the Designated Nominee and the Designated Stockholder are each purchasing from the Company, two shares and one share, respectively, of Class SAM Preferred Stock; and

WHEREAS, the parties hereto have entered into this Agreement in order to effectuate the terms and intent of the Governance Documents regarding the issuance of the Class SAM Preferred Stock.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.  Effective Date; Term. This Agreement shall become effective simultaneous with the Effective Time and shall remain in effect in accordance with the terms hereof until the earlier of (i) the tenth anniversary of the Effective Time or such later date to which the duration of this Agreement shall be permitted under the General Corporation Law of the State of Delaware (the "GCL"), as the same may hereafter from time to time be amended, it being the express intention of the parties hereto that this Agreement shall remain in effect (subject to clause (ii) of this Section 1) for more than ten (10) years if permitted under, and for as long as permitted under, the GCL, as amended from time to time, and (ii) the first to occur of the ALPA Termination Date and the IAM Termination Date (each as defined in Article FIFTH of the Restated Certificate).

2.  Voting for Election of the Salaried,/Management Employee Director; Filling of Vacancies. At all elections for the Salaried/Management Employee Director, whether at a meeting of shareholders or pursuant to action by written consent without a meeting, each Class SAM Preferred Stockholder shall vote, or act by written consent with respect to, each share of Class SAM Preferred Stock held by such Class SAM Preferred Stockholder in favor of the candidate for Salaried/Management Employee Director nominated pursuant to Section 8 of this Agreement. In the event of a vacancy of the seat of the Salaried/Management Employee Director, other than upon the scheduled expiration of the term on the Hoard of the Salaried/Management Employee Director, it is agreed that such vacancy shall be filled with a candidate nominated pursuant to Section 8 of this Agreement.

3.  Grant of Proxy. Each Class SAM Preferred Stockholder does hereby constitute and appoint each of the other parties hereto (including the other class SAM Preferred Stockholder), other than the Company, as his or her proxy to vote and/or to act by written consent with respect to all of the shares of Class SAM Preferred Stock owned by such Class SAM Preferred Stockholder in accordance with the provisions of this Agreement in the event that such Class SAM Preferred Stockholder shall fail to do so, to the same extent and with the same effect as such Class SAM Preferred Stockholder could do so. The proxy hereby granted by each Class SAM Preferred Stockholder is given in consideration of the proxy hereby granted by each other Class SAM Preferred Stockholder and in consideration of the other mutual covenants herein contained, and as such the proxy granted hereby by each Class SAM Preferred Stockholder is coupled with an interest and shall be irrevocable for so long as such Class SAM Preferred Stockholder remains a holder of Class SAM Preferred Stock.

4.  Restrictions on Transfer of the Class SAM Preferred Stock. Except as provided in Sections 5 and 8(c) hereof, a Class SAM Preferred Stockholder may not sell, transfer, pledge, assign, hypothecate or otherwise dispose of any interest in (each, a "Disposition") any share of Class SAM Preferred Stock, including, without limitation, by operation of law or otherwise. Any purported Disposition of any share of Class SAM Preferred Stock in violation of this Section 4 shall be null and void and of no force and effect as to the proposed transferee and, upon any such purported Disposition, such share of Class SAM Preferred Stock shall be automatically redeemed by the Company as provided in, and subject to, Article FOURTH, Part IX, Sections 1.2 and 9 of the Restated Certificate (the "Automatic Redemption"). The certificates evidencing the shares of Class SAM Preferred Stock shall bear a legend describing the transfer and voting restrictions and Automatic Redemption set forth in this Agreement, as well as any other restrictions imposed by the Restated Certificate of the Restated By-Laws.

5. Return of the Shares of Class SAM Preferred Stock; Resignation of any Non-Nominated Director. Notwithstanding anything contained in Section 4 of this Agreement to the contrary, the Designated Nominee, immediately upon (i) the expiration of his or her term of office as the Salaried/Management Employee Director (unless concurrently therewith such individual is reelected for an additional term as the Salaried/Management Employee Director), (ii) his or her removal as the Salaried/Management Employee Director pursuant to Article FIFTH, Section 2.8 of the Restated Certificate or pursuant to the penultimate sentence of this section 5, (iii) his or her resignation as the Salaried/Management Employee Director, (iv) his or her ceasing to serve as the Salaried/Management Employee Director for any reason whatsoever, (v) his or her disqualification pursuant to Section 8(d) of this Agreement, or (vi) his or her failure to be re-nominated to continue to serve as the Salaried/Management Employee Director pursuant to Section 8 of this Agreement (in any such case, the "Terminated Director"), shall deliver or cause to be delivered, in exchange for the payment of the par value of each share so delivered, the stock certificate representing such Class SAM Preferred Stockholder's shares of Class SAM Preferred Stock, duly endorsed for transfer, to (a) such individual's elected or appointed successor as the Salaried/Management Employee Director, upon such successor executing and delivering an agreement in the form of Exhibit B hereto, or (b) in the case where no such successor Salaried/Management Employee Director has been elected or appointed concurrently with such individual's removal, resignation, disqualification pursuant to Section 8(d) of this Agreement or failure to be re-nominated or otherwise ceasing to serve as the Salaried/Management Employee Director, to the Company, to be held in escrow to be delivered to the successor of such Terminated Director when such successor (x) is duly elected or appointed, as the case may be, and (y) executes and delivers an agreement in the form of Exhibit B hereto.
The Company shall immediately effect an Automatic Redemption with respect to, or if such Automatic Redemption is not applicable, the Terminated Director shall sell and the Company, subject to legally available funds therefor, shall purchase, all shares of Class SAM Preferred Stock of any Terminated Director who fails to comply with the transfer requirements of this Section 5 and shall (subject to the following sentence) transfer or re-issue such redeemed or purchased shares to such Terminated Director's successor upon such successor executing and delivering an agreement in the form of Exhibit B annexed hereto. If such Terminated Director's successor is elected or appointed and executes and delivers an agreement in the form of Exhibit B annexed hereto prior to such Automatic Redemption or purchase by the Company, the Company shall issue to such successor two shares of Class SAM Preferred Stock upon the payment of the par value thereof. In addition, if the Designated Nominee fails to be re-nominated as the salaried/Management Employee Director pursuant to section 8 of this Agreement, such individual shall immediately resign from the Board and if such individual fails to so immediately resign from the Board, each of the Class SAM Preferred Stockholders (including the Class SAM Preferred Stockholder who has failed to so immediately resign from the Board) shall promptly vote (or act by written consent with respect to) their shares of Class SAM Preferred Stock to immediately remove such individual from the Board, without cause. A Terminated Director who resigns from, is removed from or otherwise ceases to be a member of the Board and otherwise complies with the provisions of this Section 5 shall no longer be deemed to be a party to this Agreement.

6.  Replacement Salaried/Management Employee Director. Immediately upon the election or appointment (as the case may be) of an individual to replace or succeed any Terminated Director, such individual shall execute and deliver to the Company and the remaining parties hereto an agreement (in the form of Exhibit B annexed hereto) agreeing to be bound by each of the terms of this Agreement, and from and after the execution and delivery of such agreement, such individual shall be deemed to be a party to this Agreement. Should any individual who has been elected or appointed, as the case may be, as the Salaried/Management Employee Director fail either (i) to become a Class SAM Preferred Stockholder or (ii) to execute and deliver an agreement in the form of Exhibit B annexed hereto, each of the Class SAM Preferred
Stockholders shall vote (or act by written consent with respect to) their shares of Class SAM Preferred Stock to remove such person as the Salaried/Management Employee Director, without cause.

7.  Mandatory Extensions. Not later than two years prior to the date, if any, on which this Agreement would otherwise expire pursuant to clause (i) of Section 1 of this Agreement, the Company and the Class SAM Preferred Stockholders shall execute and deliver to each other an extension of this Agreement for a period of time equal to the longest period then permitted by law, but in no event beyond the first to occur of the ALPA Termination Date and the IAM Termination Date. Should any Class SAM Preferred Stockholder fail to execute and deliver the extension of this Agreement required by this Section 7 (a "Non-Extending Stockholder"), each Class SAM Preferred Stockholder, including each Non-Extending Stockholder, shall vote (or act by written consent with respect to) their shares of Class SAM Preferred Stock to remove such Non-Extending Stockholder from the Board, without cause, if such Non-Extending Stockholder is the Salaried/Management Employee Director.

8.  Nomination and Election of the Salaried/Management Employee Director.  (a) The Designated Nominee named herein shall be the initial Designated Nominee hereunder, and the Designated Stockholder named herein shall be the initial Designated Stockholder hereunder, each of whom shall serve in such capacity until a replacement is named pursuant to this Section 8.

(b)  The Designated Nominee shall be the initial candidate for election as the Salaried/Management Employee Director and shall serve in such capacity until another candidate is elected or appointed to be the replacement Designated Nominee (the "Replacement Designated Nominee") in accordance with the procedures identified in Exhibit A hereto. Upon such election or appointment, the Designated Nominee shall transfer the share of Class SAM Preferred Stock held by him or her to the Replacement Designated Nominee for a purchase price equal to the par value thereof, and the Replacement Designated Nominee shall purchase such share and shall execute and deliver a copy of an agreement in the form of Exhibit B hereto, as provided elsewhere herein. Thereupon, the Replacement Designated Nominee shall become the "Designated Nominee" hereunder for all purposes, and the Designated Nominee and the Designated Stockholder, as Class SAM Preferred Stockholders, shall vote to elect such Designated Nominee as the Salaried/Management Employee Director, as provided elsewhere herein. In the case of a vacancy of the Board seat for the Salaried/Management Employee Director, a candidate for election shall be identified in accordance with the procedures in Exhibit A as the Salaried/ Management Employee Director, and such person shall become the Replacement Designated Nominee hereunder.

(c)      The Designated Stockholder shall serve in such capacity until another candidate is nominated to be the replacement Designated Stockholder (the "Replacement Designated Stockholder") in accordance with the procedure identified in Exhibit A hereto. Upon such nomination, the Designated Stockholder shall transfer the share of Class SAM Preferred Stock held by him or her to the Replacement Designated Stockholder for a purchase price equal to the par value thereof, and the Replacement Designated Stockholder shall purchase such share and shall execute and deliver a copy of an agreement in the form of Exhibit B hereto, as provided elsewhere herein. Thereupon, the Replacement Designated Stockholder shall become the "Designated Stockholder" hereunder for all purposes. The Designated Stockholder agrees to sell and the Company agrees to purchase (which may be by redemption) all shares of Class SAM Preferred Stock of any Designated Stockholder who fails to comply with the transfer requirements of this Section 8(c) by paying the par value of each share being purchased to such Designated Stockholder and shall (subject to the following sentence) transfer or re-issue such purchased shares to the Replacement Designated Stockholder upon such Replacement Designated Stockholder executing and delivering an agreement in the form of Exhibit B annexed hereto. If such Replacement Designated Stockholder executes and delivers an agreement in the form of Exhibit B annexed hereto prior to such purchase by the Company, the Company shall issue to such successor one share of Class SAM Preferred Stock upon the payment of the par value thereof.

(d)  Any person who is otherwise not disqualified pursuant to the terms of this Agreement shall be qualified to become the Designated Nominee or the Designated Stockholder hereunder. Notwithstanding anything in the foregoing portion of this paragraph (d) to the contrary, any person who, as a Class SAM Preferred Stockholder, has failed to vote the share or shares of Class
SAM Preferred Stock for the candidate for election as the Salaried/Management Employee Director nominated by the System Roundtable shall be disqualified hereunder from serving as either a Designated Nominee or a Designated Stockholder thereafter unless such disqualification is thereafter lifted by the System Roundtable.

(e)  The System Roundtable shall communicate its actions by written notice (or communicated orally and confirmed in writing), given in person, sent by facsimile transmission or other electronic medium or sent by overnight express service to the addresses that the parties hereto shall provide in writing to the System Roundtable from time to time.

(f)  The System Roundtable is the intended third-party beneficiary of this Agreement, and the parties hereto agree for the benefit of the System Roundtable, however constituted, that they shall perform their respective agreements hereunder. The System Roundtable and the members thereof shall not be liable to any person on account of any action it or they may take pursuant to the terms of this Agreement.

9.  Waiver of Claims. Except as provided in Section 13, each Class SAM Preferred Stockholder hereby waives any and all claims, whether for damages or otherwise, which such individual may otherwise have against any person or entity in connection with such person or entity performing the terms of, or otherwise acting in accordance with, this Agreement.

10.  Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (and, in the case of a deceased Class SAM Preferred Stockholder, such individual's estate and heirs), provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement except as provided herein.

11.  Governing Law.This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

12.  Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

13.  Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy of law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

14.  Amendments. This Agreement may not be amended or modified unless such amendment or modification (i) is approved in writing by the Company and each then existing Class SAM Preferred Stockholder and (ii) is consented to by the Independent Directors and the Outside Public Directors (each as defined in the Restated Certificate).

15.  Entire Agreement. This Agreement, together with the Class SAM Preferred Stock Subscription Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, except as otherwise contemplated hereby, supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UAL CORPORATION

By: /s/ Joseph R.O'Gorman

Name: Joseph R. O'Gorman, Jr.
Title: Executive Vice President Joseph V. Vittoria
Designated Nominee

Paul G. George
Designated Stockholder

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

  UAL CORPORATION

By:
Name:
Title:

  /s/ Joseph V. Vittoria
Joseph V. Vittoria
Designate Nominee

Paul G. George
Designated Stockholder

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UAL CORPORATION

By:
Name:
Title:

Joseph V. Vittoria
Designated Nominee

/s/ Paul G. George
Paul G. George
Designated Stockholder

EXHIBIT A TO THE
CLASS SAM PREFERRED
STOCKHOLDERS' AGREEMENT

SALARIED/MANAGEMENT EMPLOYEES
DIRECTOR AND DESIGNATED STOCKHOLDER
SELECTION PROCESS

The Salaried/Management EmployeesDirector shall be nominated by the System Roundtable.

The Designated Stockholder shall be the senior executive of United who has primary responsibility for human resources (the "Executive") unless and until the Company has purchased (which may be by redemption) all shares of Class SAM Preferred stock of any Designated Stockholder in accordance the fourth sentence of Section 8(c) of the Agreement. In the event of such purchase, the Replacement Designated Stockholder shall be as identified by the System Roundtable until such Executive is no longer the senior executive of United who has primary responsibility for human resources.

The System Roundtable shall establish a committee (the "Selection committee") of four employees to select the nominee for Salaried/Management Employees Director and the Replacement Designated Stockholder in accordance with the immediately preceding paragraph, which selection must be approved by a majority of the System Roundtable.

The Selection Committee or the System Roundtable may engage executive search firms and other consultants to assist in the selection of a nominee and may consult with legal counsel and the Company's management in making the selections.

EXHIBIT B TO THE
CLASS SAM PREFERRED
STOCKHOLDERS' AGREEMENT

In consideration of the receipt of the [one/two] share[s] of Class SAM Preferred Stock of the Company and other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby agrees to be bound by and perform each of the terms of the Class SAM Preferred Stockholders' Agreement, made as of the 12th day of July, 1994, by and among UAL Corporation and certain individualswho were named to serve as the initial Designated Nominee and the initial Designated Stockholder (the "Agreement"), as if the undersigned were the original [Designated Stockholder/ Designated Nominee] under the Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Recapitalization, dated as of March 25, 1994, as amended from time to time, by and among the Company, the ALPA and the IAM.

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be bound by the Class SAM Preferred Stockholders' Agreement as of the date set forth below.

Dated:

EXHIBIT B TO THE
CLASS SAM PREFERRED
STOCKHOLDERS' AGREEMENT

In consideration of the receipt of the [one) shares[s] of Class SAM Preferred Stock of the Company and other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby agrees to be bound by and perform each of the terms of the Class SAM Preferred Stockholders' Agreement, made as of the 12th day of July, 1994, by and among UAL Corporation and certain individuals who were named to serve as the initial Designated Nominee and the initial Designated Stockholder (the "Agreement"), as if the undersigned were the original (Designated Stockholder] under the Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Recapitalization, dated as of March 25, 1994, as amended from time to time, by and among the Company, the ALFA and the IAM.

1N WITNESS WHEREOF, the undersigned has executed this Agreement to be bound by the Class SAM Prefered Stockholders' Agreement as of the date set forth below.

Dated: 3/4/97                 /s/ William P. Hobgood

EXHIBIT B TO THE
CLASS SAM PREFERRED
STOCKHOLDERS' AGREEMENT

In consideration of the receipt of the [one] share(s] of Class SAM Preferred Stock of the Company and other good and valuable consideration the receipt of which is hereby acknowledged, the undersigned hereby agrees to be bound by and perform each of the terms of the Class SAM Preferred Stockholders' Agreement, made as of the 12th day of July, 1994, by and among UAL Corporation and certain individuals who were named to serve as the initial Designated Nominee and the initial Designated Stockholder (the "Agreement"), as if the undersigned were the original (Designated Stockholder) under the Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Recapitalization, dated as of March 25, 1994, as amended from time to time, by and among the Company, the ALPA and the IAM.

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be bound by the Class SAM Preferred Stockholders' Agreement as of the date set forth below.

Dated: 1/2/97                          /s/ John Edwardson

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